         As filed with the Securities and Exchange Commission on April 21, 2000

File No. 333-                               Commission file number:            .
--------------------------                  ------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                  BROADBAND WIRELESS INTERNATIONAL CORPORATION
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

               Nevada                              7370                            75-1441442
               ------                              ----                            ----------
    (State or Other Jurisdiction             (Primary Standard                     (Employer
          of Incorporation               Industrial Classification               Identification
          or Organization)                         Code)                             Number)

                  1301 AVENUE M, PO BOX 31, CISCO, TEXAS 76437
               --------------------------------------------------
          (Address, Including Zip Code, of Principal Executive Offices)

     2000 STOCK OPTION PLAN OF BROADBAND WIRELESS INTERNATIONAL CORPORATION
     ----------------------------------------------------------------------
                            (Full Title of the Plan)

                                  IVAN W. WEBB
                  BROADBAND WIRELESS INTERNATIONAL CORPORATION
                            1301 AVENUE M, PO BOX 31
                               CISCO, TEXAS 76437
                                 (254) 442-3968
     ----------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                           [X]

                                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to    Amount of Shares to     Offering Price Per     Aggregate Offering          Amount of
     be Registered            be Registered            Share (1)                 Price            Registration Fee
 ----------------------    -------------------     ------------------     ------------------      ----------------

     Common Stock,
       par value                8,000,000                $2.30                $18,400,000              $4,858
        $0.0125
==================================================================================================================

(1) Bona fide estimate of maximum offering price is solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. It is based on the average bid and asked price of the Registrant's common stock as of April 19, 2000, a date within five business days before the date of filing of this registration statement.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

CROSS-REFERENCE SHEET PURSUANT TO RULE 404(a) UNDER THE SECURITIES ACT OF 1933

Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, officer, director, and consultant who participates in the Plan.

Registration Statement Item Numbers and Headings                                Prospectus Heading
------------------------------------------------                                ------------------

ITEM 1.       PLAN INFORMATION                                                  Section 10(a) Prospectus

ITEM 2.       REGISTRANT INFORMATION AND                                        Section 10(a) Prospectus
              EMPLOYEE PLAN ANNUAL INFORMATION


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated herein by reference:

A. The Registrant's latest annual report on Form 10-KSB for the fiscal year ended March 31, 1999.

B. All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended March 31, 1999.

C. The description and specimen certificate of the Registrant's common stock contained in the Registrant's registration statement under the Exchange Act dated June 13, 1977, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

The common stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12(g) of the Exchange Act. A description of the securities is contained in the registration statement under the Exchange Act, and is incorporated herein by reference. However, the description of the securities is modified as set forth below.

         The Registrant has the authority to issue an aggregate of 250,000,000 shares of common stock having a par value of $0.0125 per share.

         o        All stock when issued shall be fully paid and non-assessable.

         o No holder of shares of common stock of the Registrant shall be entitled, as such, to any pre-emptive or preferential right to subscribe to any unissued stock or any other securities which the Registrant may now or thereafter be authorized to issue. The Board of Directors may, however, in its discretion by resolution determine that any unissued securities of the Registrant shall be offered for subscription solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said Board in its discretion may determine.

         o Each share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy. Cumulative voting in elections of directors and all other matters brought before stockholders' meetings, whether they be annual or special, is not permitted. Therefore, the holders of a majority of the common stock may elect all of the Registrant's directors standing for office.

         o The Board of Directors may cause any stock issued by the Registrant to be issued subject to such lawful restrictions, qualifications, limitations, or special rights as they deem fit; provided, however, that such special restrictions, qualifications, limitations or special rights shall be conspicuously noted on the certificate evidencing ownership of such stock.

         o The common stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the considerations so fixed is not less than par value.

         o Subject to the limitations and relative rights herein expressed, all holders of shares of the common stock will, subject to the requirements of any applicable law, be entitled equally (on a per share basis) to all usual rights and privileges of shareholders.

         o Dividends on common stock, if and when declared by the Board of Directors, will be subject to preferential rights of any outstanding shares of preferred stock.

The aggregate number of shares of preferred stock which the Registrant has the authority to issue is 25,000,000 shares which preferred stock will have a par value of $0.10 per share. The preferred stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors, each such series to be distinctly titled and to consist of the number of shares designated by the Board. All shares of any one series of preferred stock as designated by the Board will be alike in every particular, except that shares of any one series issued at different times may differ as to the date from which dividends thereon, if any, will accrue or be cumulative, or both. The designations or preferences, qualifications, limitations, restrictions, and other optional, special, participating or relative rights, if any, of the preferred stock and each series thereof, which may be designated by the Board, including but without limiting the generality of the foregoing, will include the following:

         o the voting rights and powers, if any, of such preferred stock and each series thereof;

         o the rates and times at which, and the terms and conditions on which dividends, if any, on each series of preferred stock will be paid, and any dividend preferences or rights of cumulating;

         o the rights, if any, of holders of preferred stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes or series of classes, of capital stock of the Registrant and the terms and conditions for each conversion or exchange, including provisions for adjustments of conversion or exchange prices or rates in such events as the Board shall determine;

         o the redemption rights, if any, of the Registrant and the holders of the preferred stock and each series thereof and the terms at which, and the terms and conditions on which, preferred stock, and each series thereof, may be redeemed;

         o the rights and preferences, if any, of the holders of preferred stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Registrant; and

         o        a stated value per share for dividend and conversion purposes.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel which is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Registrant.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Articles of Incorporation or Bylaws will be amended to provide for indemnification of the officers and directors of the Registrant to the full extent permitted by law. The Nevada Private Corporation Law provides that:

         o A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         o A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made of any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         o To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the above subsections, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Private Corporation Law also permits the Registrant to purchase and maintain insurance on behalf of its directors and officers against any liability arising out of their status as such, whether or not the Registrant would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933.

The Registrant intends to enter into indemnification agreements with its directors and officers. These agreements provide, in general, that the Registrant will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of the Registrant or its affiliates to the fullest extent permitted by Nevada law.

The Registrant will maintain liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Registrant.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

No restricted securities are being reoffered or resold pursuant to this registration statement.

ITEM 8.       EXHIBITS.

The exhibits that are attached to this Form S-8 are listed in the Index to Exhibits, which is found on page 8.

ITEM 9.       UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-1 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under

Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cisco, State of Texas, on April 21, 2000.

                              BROADBAND WIRELESS INTERNATIONAL CORPORATION

                              By: /s/ Ivan W. Webb                             .
                                  ----------------------------------------------
                                  Ivan W. Webb, President


                                POWER OF ATTORNEY

The undersigned directors and officers of BroadBand Wireless International Corporation hereby constitute and appoint Ivan W. Webb, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  Ivan W. Webb                                                April 21, 2000
---------------------------------------                          --------------
Ivan W. Webb, President and Director                             Date

/s/  Tommy K. Hill                                               April 21, 2000
---------------------------------------                          --------------
Tommy K. Hill, Chief Financial Officer                           Date

/s/  Gifford Dieterle                                            April 21, 2000
---------------------------------------                          --------------
Gifford Dieterle, Director                                       Date

/s/  Howard B. Siegel                                            April 21, 2000
---------------------------------------                          --------------
Howard B. Siegel, Director                                       Date

                                INDEX TO EXHIBITS

             Exhibit No.                           Location                           Description of Exhibit
             -----------                           --------                           ----------------------

                 4.1                             Filed Herewith                     2000 Stock Option Plan of
                                                                                    the Company

                 5.1                             Filed Herewith                     Opinion of Counsel

                23.1                             Filed Herewith                     Consent of Jackson &
                                                                                    Rhodes P.C.

                23.2                             Contained in Opinion               Consent of Counsel
                                                 Filed as Exhibit 5.1
                                                 to this Registration
                                                 Statement